UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 3, 2006

PACER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-49828

Tennessee 62-0935669

(State or other jurisdiction (I.R.S. employer of incorporation) identification no.)

2300 Clayton Road, Suite 1200

Concord, CA 94520

Telephone Number (877) 917-2237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Effective as of the close of business on January 3, 2006, Marc E. Becker of Apollo Management resigned from the board of directors of Pacer International, Inc.

(d) Effective as of January 4, 2006, the Board of Directors of Pacer International, Inc. elected Robert F. Starzel to fill the vacancy on the Board of Directors created by the resignation of Marc E. Becker. Mr. Starzel was also appointed to the Compensation Committee of the Board of Directors. Mr. Starzel's term will continue until the 2006 Annual Meeting of the Stockholders of the Company, at which time he will be considered for election for a two-year term expiring at the 2008 Annual Meeting of Stockholders, representing the unexpired portion of Mr. Becker's term. There are no understandings or arrangements between Mr. Starzel and any other person pursuant to which he was selected as a director. The press release also announcing Mr. Starzel's appointment is furnished herewith as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release of Pacer International, Inc. dated January 4, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACER INTERNATIONAL, INC. A Tennessee Corporation

Dated: January 4, 2006 By: /s/ Lawrence C. Yarberry

Executive Vice President and Chief

Financial Officer

INDEX TO EXHIBITS

EXHIBIT

NUMBER

    Press Release of Pacer International, Inc. dated January 4, 2006.